Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

CECO ENVIRONMENTAL CORP.

             , 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

■	00030003003000000000 5

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN

1.   Approval of the issuance of CECO Environmental Corp. (“CECO”) common stock to Met-Pro Corporation (“Met-Pro”) shareholders in the First Merger contemplated by the Agreement and Plan of Merger, dated as of April 21, 2013, by and among CECO, Met-Pro, Mustang Acquisition Inc. and Mustang Acquisition II Inc.

			☐	☐	☐

			FOR	AGAINST	ABSTAIN
		2. Approval of an amendment to CECO’s 2007 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 2,000,000 to 2,600,000.	☐	☐	☐

			FOR	AGAINST	ABSTAIN

3.   Approval of the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve CECO Proposal Nos. 1 and 2.

			☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐                         ¢

CECO ENVIRONMENTAL CORP.

4625 Red Bank Road, Suite 200

Cincinnati, Ohio 45227

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Jason DeZwirek and Jeffrey Lang, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of CECO Environmental Corp. to be held on [            ], 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side)

¢	14475 ¢

SPECIAL MEETING OF STOCKHOLDERS OF

CECO ENVIRONMENTAL CORP.

             , 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

■	00030003003000000000 5

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN

1.   Approval of the issuance of CECO Environmental Corp. (“CECO”) common stock to Met-Pro Corporation (“Met-Pro”) shareholders in the First Merger contemplated by the Agreement and Plan of Merger, dated as of April 21, 2013, by and among CECO, Met-Pro, Mustang Acquisition Inc. and Mustang Acquisition II Inc.

			☐	☐	☐

			FOR	AGAINST	ABSTAIN
		2. Approval of an amendment to CECO’s 2007 Equity Incentive Plan to increase the number of shares of common stock available for issuance thereunder from 2,000,000 to 2,600,000.	☐	☐	☐

			FOR	AGAINST	ABSTAIN

3.   Approval of the adjournment or postponement of the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve CECO Proposal Nos. 1 and 2.

			☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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